UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

Central Index Key Number of the issuing entity: 0001706303

BANK 2017-BNK5

(Exact name of Issuing Entity)

Central Index Key Number of the Registrant: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001577313

National Cooperative Bank, N.A.

(Exact Names of the Sponsors as Specified in their Charters)

38-4032157
38-4032158
Delaware	333-206582-11	38-7187250
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 – Asset-Backed Securities

Item 6.04 – Failure to Make a Required Distribution.

On September 12, 2023, the Depositor was notified by the Certificate Administrator that, on September 8, 2023, the servicer remittance report relating to the August 17, 2023 distribution was updated to reflect additional proceeds received in connection with one or more mortgage loan prepayments, together with associated prepayment premiums. Such amounts were identified by the Servicer as relating to the August 17, 2023 distribution, resulting in additional payments to the following classes: Class A-SB ($104,683.53), Class A-3 ($1,358,053.08), Class X-A ($14,627.37) and the RR Interest ($77,756.00).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	President

Date: September 14, 2023

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